Exhibit 99.1

On January 20, 2016, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. Announces Dividend

Dividend will be payable March 15, 2016

Columbus Grove, Ohio,  January 20, 2016 – United Bancshares, Inc. (NASDAQ: UBOH) announced today that its Board of Directors increased its dividend by 22.2% approving a cash dividend of $0.11 per common share payable March 15, 2016 to shareholders of record at the close of business on February 29, 2016.

United Bancshares, Inc. is the holding company of The Union Bank Company, which serves Allen, Delaware, Hancock, Marion, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delphos, Findlay, Gibsonburg, Kalida, Leipsic, Lewis Center, Lima, Marion, Ottawa, and Pemberville, Ohio.

United Bancshares, Inc. has 3,309,339 common shares outstanding as of December 31, 2015.

Contact:

Brian D. Young

President and CEO

United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio  45830

(419) 659-2141

Email: info@theubank.com